Exhibit 3(vi)
Certificate of Amendment to the Articles of Incorporation of ATR Industries,
Inc.

                                      FILED
                              IN THE OFFICE OF THE
                            SECRETARY OF STATE OF THE
                                 STATE OF NEVADA

                                   FEB 02 1999
                                  No.  C6243-87
                                     ----------
                                   Dean Heller
                         DEAN HELLER, SECRETARY OF STATE

                       CERTIFICATE OF CHANGE IN NUMBER OF
                       ----------------------------------
                        AUTHORIZED SHARES OF COMMON STOCK
                        ---------------------------------
                          FOR PROFIT NEVADA CORPORATION
                          -----------------------------
                 (PURSUANT TO NRS 78.207 AND 78.209-STOCK SPLIT)


1.     Name of Corporation:  ATR Industries

2. At a special meeting of the board of directors of ATR Industries, Inc., held on January 18, 1999, the following resolution was adopted:

a) That the number of the authorized shares of common stock of the corporation shall be 10,000,000.
b) That the number of issued and outstanding shares of common stock held by stockholders of record as of the date of this resolution is 3,183,000.
                                                            ---------
c) The current number of authorized shares of common stock of the corporation is 100,000,000 and the par value of each share is $.001.
d) The number of authorized shares of common stock of the corporation after the change adopted hereby is 10,000,000.
e)     The number of shares of common stock to be issued after the change is:
0.
f)     There are no fractional shares of stock issued.
g) Approval of a majority of the stockholders holding issued shares of stock has been obtained.
h) The change shall become effective on the date of the filing of the certificate.

3.     Signatures:

/s/ Edward Anthony Roth                    /s/ Alisha Roth
-----------------------                    ---------------
    President                                  Secretary


STATE OF FLORIDA          )
                          )  ss.
COUNTY OF BROWARD         )

On this 2nd day of February, 1999, personally appeared before me Edward Anthony
                                                                 --------------
Roth and Alisha Roth, known to me to be the President and Secretary,
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respectively of ATR Industries, Inc., a Nevada corporation, and acknowledged they executed the above Certificate in Change in Number of Authorized Shares of Common Stock.


/s/ Nancy A. Berrios
--------------------
NOTARY PUBLIC